                                                                    EXHIBIT 25.2

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20545

                          --------------------------

                                   FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                          --------------------------

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF TRUSTEE PURSUANT TO SECTION 305(B)(2) ____

                          --------------------------

                            M&I FIRST NATIONAL BANK
              (Exact name of trustee as specified in its charter)

             WISCONSIN                                          39-0698093
  (Jurisdiction of incorporation                             (I.R.S. Employer
    of organization if not a U.S.                         Identification Number)
          national bank)

       321 NORTH MAIN STREET
       WEST BEND, WISCONSIN                                       53095
(Address of principal executive offices)                        (Zip Code)

                          --------------------------

                                R.T. STEPHENSON
                             321 NORTH MAIN STREET
                         WEST BEND, WISCONSIN   53095
                                (414) 335-3030
           (Name, address and telephone number of agent for service)

                          --------------------------

                       MADISON GAS AND ELECTRIC COMPANY
              (Exact Name of obligor as specified in its charter)

            WISCONSIN                                          39-0444025
   (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                         Identification Number)

       133 SOUTH BLAIR STREET
       P. O. BOX 1231
       MADISON, WISCONSIN                                      53701-1231
(Address of principal executive offices)                       (Zip Code)

                      SECURED MEDIUM-TERM NOTES, SERIES A
                        (Title of indenture securities)

Item 1.  General information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

              Comptroller of the Currency, Washington, D.C.
              Federal Deposit Insurance Corporation, Washington, D.C. The Board of Governors of the Federal Reserve System, Washington, D.C.

         (b)  Whether it is authorized to exercise corporate trust powers.

              The corporate trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations with the Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         The obligor is not an affiliate of the trustee.

Item 3.  Voting Securities of the Trustee.

         Not applicable as the obligor is not presently in default.

Item 4.  Trusteeships Under Other Indentures.

         Not applicable as the obligor is not presently in default.

Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

         Not applicable as the obligor is not presently in default.

Item 6.  Voting securities of the Trustee Owned by the Obligor or its Officials.

         Not applicable as the obligor is not presently in default.

Item 7.  Voting Securities of the Trustee Owned by Underwriters or their
         Officials.

         Not applicable as the obligor is not presently in default.

Item 8.  Securities of the Obligor Owned or Held by the Trustee.

         Not applicable as the obligor is not presently in default.

Item 9.  Securities of Underwriters Owned or Held by the Trustee.

         Not applicable as the obligor is not presently in default.

Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

         Not applicable as the obligor is not presently in default.

Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor. Not applicable as the obligor is not presently in default.

Item 12. Indebtedness of the Obligor to the Trustee.

         Not applicable as the obligor is not presently in default.

Item 13. Defaults by the Obligor.

         Not applicable as the obligor is not presently in default.

Item 14. Affiliations with the Underwriters.

         Not applicable as the obligor is not presently in default.

Item 15. Foreign Trustee.

         Not applicable.

Item 16. List of Exhibits.

         List below all exhibits filed as part of this statement of eligibility.

         1. A copy of the Articles of Association of M&I First National Bank as now in effect (filed herewith).

         2. Comptroller of the Currency authorization to commence business incorporated by reference to Exhibit 1 to Statement of Eligibility of Trustee Exhibit to Registration Statement on Form S-3 of Ziegler Collateralized Securities, Inc. West Bend, Wisconsin, Registration Number 33-42723.

         3. Federal Reserve Board grant of Fiduciary powers incorporated by reference to Exhibit 1 to Statement of Eligibility of Trustee Exhibit to Registration Statement on Form S-3 of Ziegler Collateralized Securities, Inc. West Bend, Wisconsin, Registration Number 33-42723.

         4. A copy of the existing By-Laws of M&I First National Bank (filed herewith).

         6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939 (filed herewith).

         7. A copy of the latest report of condition of the Trustee published pursuant to law or the requirement of its supervising or examining authority (filed herewith).



                                   SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, M&I First National Bank, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunder duly authorized, all in the City of West Bend and State of Wisconsin, on the 25th day of February, 1994.


                              By: /s/ R. T. Stephenson
                                  ---------------------
                                  R. T. Stephenson, Executive Vice President

                            ARTICLES OF ASSOCIATION
                            -----------------------

     FIRST.  The title of this Association shall be M&I First National Bank.

     SECOND. The Main Office of the Association shall be in West Bend, County of Washington, State of Wisconsin. The general business of the Association shall be conducted at its main office and its branches.

     THIRD. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five Shareholders. At any meeting of the Shareholders held for the purpose of electing Directors, or changing the number thereof, the number of Directors may be determined by a majority of the votes cast by the Shareholders in person or by proxy. Each director, during the full term of his or her directorship, shall own a minimum of $1,000 aggregate par value of stock of this Association or a minimum market value or equity interest of $1,000 of stock in the bank holding company controlling this Association.

A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business at any Directors' meeting. The Board of Directors, by the vote of a majority of the full board, may, between annual meetings of Shareholders, increase the membership of the board by not more than two members and by like vote appoint qualified persons to fill the vacancies created thereby.

     FOURTH. The regular annual meeting of the Shareholders of this Association shall be held at its main banking house, or other convenient place duly authorized by the Board of Directors on such day of each year as is specified therefor in the bylaws.

     FIFTH. The authorized amount of capital stock of this Association shall be 105,000 shares of common stock of the par value of twenty dollars ($20.00) each; but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

If the capital stock is increased by the sale of additional shares thereof, each Shareholder shall be entitled to subscribe for such additional shares in proportion to the number of shares of said capital stock owned by him at the time the increase is authorized by the Shareholders, unless another time subsequent to the date of the Shareholders' meeting is specified in a resolution by the Shareholders at the time the increase is authorized. The Board of Directors shall have the power to prescribe a reasonable period of time within which the preemptive rights to subscribe to the new shares of capital stock must be exercised.

The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not Subordinated, without the approval of the Shareholders.

     SIXTH. The Board of Directors shall appoint one of its members President of this Association, who shall be Chairperson of the Board, unless the Board appoints another director to be the Chairperson. The Board of Directors shall have the power to appoint one or more Vice Presidents; and to appoint a Cashier and such other officers and employees as may be required to transact the business of this Association.

The Board of Directors shall have the power to define the duties of the officers and employees of the Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to management and administer the business and affairs of the Association; to make all Bylaws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.

     SEVENTH. The Board of Directors shall have the power to change the location of the main office to any other place within the limits of West Bend, without the approval of the Shareholders but subject to the approval of the Comptroller of the Currency; and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the Shareholders but subject to the approval of the Comptroller of the Currency.

     EIGHTH. The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

     NINTH. The Board of Directors of this Association, or any Shareholder(s) owning, in the aggregate, not less than 10 percent of the stock of this Association, may call a special meeting of Shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the Shareholders shall be given by first-class mail, postage prepaid, mailed at least 10 days prior to the date of such meeting to each Shareholder of record at his address as shown upon the books of this Association.

     TENTH. Section 1. Right of Directors and Officers to Indemnification. Every person shall be indemnified to the fullest extent permitted by law, as the same may exist or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Bank to provide broader indemnification rights than the law permitted the Bank to provide prior to such amendment), for all reasonable expenses (including fees, costs, charges, disbursements, attorneys fees and any other expenses) and against all liability (including the obligation to pay a judgement, settlement, penalty, assessment, forfeiture or fine, including an excise tax with respect to an employee benefit plan) asserted against, incurred by or imposed on him or her in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding") to which he or she is made or threatened to be made a party by reason of his or her being or having been a Director, Officer, employee or agent of the Bank (or by reason of, while serving as a Director, Officer, employee or agent of the Bank, having served at the Bank's request as a Director, Officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise, including service to an employee benefit plan); provided, however, in situations other than a successful defense of a Proceeding, the Director, Officer, employee or agent shall not be indemnified where he or she breached or failed to perform a duty to the Bank or such other corporation, partnership, joint venture, trust, or other enterprise and the breach or failure to perform constitutes (a) a willful failure to deal fairly with the Bank or such other corporation, partnership, joint venture, trust, or other enterprise or its Shareholders in connection with the matter in which the Director, Officer, employee or agent has a material conflict of interest, (b) a violation of criminal law, unless the Director, Officer, employee or agent had reasonable cause to believe his or her conduct was lawful, or no reasonable cause to believe his or her conduct was unlawful, (c) a transaction from which the Director, Officer, employee or agent derived an improper personal benefit, or (d) willful misconduct; and further provided, notwithstanding anything to the contrary stated in this Article, no Director, Officer, employee or agent shall be indemnified hereunder against expenses, penalties or other payments incurred in an administrative proceeding or action instituted by the Bank's regulatory agency, which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Bank. Such rights to indemnification shall include the right to be paid by the Bank reasonable expenses as incurred in defending such Proceeding; provided, however, that payment of such expenses as incurred shall be made only upon such person delivering to the Bank (a) a written affirmation of his or her good faith belief that he or she is entitled to indemnification hereunder, and (b) a written undertaking, executed personally or on his or her behalf, to repay the allowance to the extent it is ultimately determined that such person is not entitled to indemnification under this Article. The Bank may require that the undertaking be secured and may require payment of reasonable interest on the allowance to the extent that it is ultimately determined that such person is not entitled to indemnification. A Director, Officer, employee or agent seeking indemnification under this Article shall select one of the means for determining his or her right to indemnification set forth in Section 180.0855 of Wisconsin Statutes, or any successor thereto.

     SECTION 2. Right of Director or Officer to Bring Suit. If a claim under this Article is not paid in full by the Bank within 30 days after a written claim has been received by the Bank, the claimant may at any time thereafter bring suit against the Bank to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the reasonable expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking has been tendered to the Bank) that the claimant has not met the standards of conduct under this Article which make it permissible for the Bank to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Bank.

     SECTION 3. Contract Rights; Amendment or Repeal. All rights under this Article shall be deemed a contract between the Bank and the Director, Officer, employee or agent pursuant to which the Bank and the Director, Officer, employee or agent intend to be legally bound. Any repeal, amendment or modification of this Article shall be prospective only as to conduct of a Director, Officer, employee or agent occurring thereafter, and shall not affect any rights or obligations then existing.

     SECTION 4. Scope of Article. The rights granted by this Article shall not be deemed exclusive of any other rights to which a Director, Officer, employee or agent may be entitled under any statute, agreement, vote of Shareholders or disinterested Directors or otherwise. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be a Director, Officer, employee or agent in respect to matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

     SECTION 5. Insurance. The Bank may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a Director, Officer, employee or agent of the Bank or is or was serving at the request of the Bank as a Director, Officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service to an employee benefit plan, against any liability asserted against that person or incurred by that person in any such capacity, or arising out of that person's status as such, whether or not the Bank would have the power to indemnify such person against such expense, liability or loss under this Article; provided, however, that any such policy of insurance purchased by the Bank shall exclude coverage for a formal order assessing civil money penalties against a Director, Officer or employee of the Bank.

     SECTION 6. Interpretation of Provisions. In order for the Bank to obtain and retain qualified Directors, Officers, employees and agents, the foregoing provisions shall be liberally administered in order to afford maximum indemnification of Directors, Officers, employees and agents and, accordingly, the indemnification above provided for shall be granted in all cases unless to do so would clearly contravene applicable law, controlling precedent or public policy.

     ELEVENTH. These Articles of Association may be amended at any regular or special meeting of the Shareholders by the affirmative vote of the holders of a majority of the stock of this Association unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

                          (TREASURY DEPARTMENT LOGO)

                   (CERTIFICATE OF COMPTROLLER OF CURRENCY
                   TREASURY DEPARTMENT OF THE UNITED STATES)





(SEAL OF COMPTROLLER
 OF THE UNITED STATES
 TREASURY)


                                                      (SIGNATURE OF COMPTROLLER)

                         (FEDERAL RESERVE BOARD LOGO)

                    (CERTIFICATE OF FEDERAL RESERVE BOARD)
                            (OF THE UNITED STATES)


(SIGNATURE OF
 FEDERAL RESERVE BOARD)

                            RECORD OF BY-LAW CHANGES
                            ------------------------


January 31, 1983    New By-Laws adopted for M&I First National Bank.

July 8, 1986        Paragraph 3.06 added to reflect policy on Director Emeritus.

December 8, 1987    Article VIII Paragraph 8.01 changed to provide that bank
                    management could revise hours at branch offices and drive-ups and walk-up facilities.

                                   BYLAWS OF

                           M & I FIRST NATIONAL BANK

                             WEST BEND, WISCONSIN


        Organized under the National Banking Laws of the United States

                              ------------------

                     ARTICLE I.  MEETINGS OF SHAREHOLDERS

     1.01 The regular annual meeting of the Shareholders of this association, for the election of directors and for the transaction of such other business as properly may come before the meeting, shall be held at its Main Banking House in West Bend, Wisconsin, or any other convenient place duly authorized by the Board of Directors, on the fourth Tuesday of January of each year in accordance with the laws of the United States; but if no such election is held on that day it may be held at any regular adjournment of the meeting or at a subsequent special meeting called in accordance with the provisions of the laws of the United States. The holders of a majority of the outstanding shares entitled to vote, and represented at any meeting of the Shareholders, may choose persons to act as Chairman and as Secretary of the meeting. The President of the association shall then make a report to the Shareholders regarding the condition of the association and shall review the business of the preceding year.

     1.02 The Board of Directors of this association, or any Shareholders owning, in the aggregate, not less than ten per centum (10%) of the stock of this association, may call a special meeting of Shareholders at any time.
Unless otherwise provided by the laws of the United States, or by the Articles of Association, a notice of the time, place, and purpose of every regular annual meeting, and every special meeting of the Shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each Shareholder of record at his address as shown upon the books of the association.

                ARTICLE II.  VOTING AT MEETINGS OF SHAREHOLDERS

     2.01 Shareholders may vote at any meeting of the Shareholders by proxies duly authorized in writing, but no officer or employee of this association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

In deciding on questions at meetings of Shareholders, except in the election of directors, each Shareholder shall be entitled to one vote for each share of stock held. A majority of votes cast shall decide each matter submitted to the Shareholders at the meeting except in cases where by law a larger vote is required.

In all elections of directors, each Shareholder shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected.

In the case of any meeting of the Shareholders, a record showing the names of the Shareholders present and the number of shares of stock held by each, the names of Shareholders represented by proxy and the number of shares held by each, and the names of the proxies shall be made. This record also shall show the number of shares voted on each action taken, including the number of shares voted for each candidate for director. This record shall be included in the minutes' book of the Bank.

After each meeting of the Shareholders, there shall be forwarded to the Comptroller of the Currency a report thereof, in the form prescribed by the Comptroller of the Currency.

                            ARTICLE III.  DIRECTORS

     3.01 The Board of Directors shall consist of not less than seven (7) nor more than fifteen (15) members. The number of Directors to be elected shall be determined at the annual meeting of Shareholders by a majority of the votes cast by the Shareholders in person or by proxy, or by a similar vote at any special meeting called for the purpose, upon due notice having been given according to law.

     3.02 The Directors of this association shall hold office for one year and until their successors are elected and have qualified.

Each person elected or appointed a Director of this association must take the oath of such office in the form prescribed by the Comptroller of the Currency. No person elected or appointed a Director of this association shall exercise the functions of such office until he has taken such oath.

Any vacancies occurring in the Board of Directors shall be filled, in accordance with the laws of the United States, by appointment by the remaining Directors, and any Director so appointed shall hold office until the next election.

Following the annual meeting of the shareholders, the Chairman, or the Secretary, of the meeting shall notify promptly the Directors-Elect of their election, and they shall meet promptly for the purpose of taking their oaths, organizing the new Board, appointing officers and fixing salaries for the ensuing year, and for transacting such other business as properly may come before the meeting.

     3.03 The Regular Meetings of the Board of Directors shall be held, without notice, on the second Tuesday of each month at the Main Banking House. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next banking business day unless the Board shall designate some other day.

     3.04 Special meetings of the Board of Directors may be called by the President of the association, or at the request of three (3) or more Directors. Each member of the Board of Directors shall be given notice stating the time and place, by telegram, letter, or in person, of each such special meeting, excepting the Organization Meeting following the election of Directors.

     3.05 A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business. If, at the time fixed for the meeting, including the meeting to organize the new Board following the Annual Meeting of Shareholder, a quorum is not present, the Directors in attendance may adjourn the meeting from time to time until a quorum is obtained.

Except as otherwise provided herein, a majority of those Directors present and voting at any meeting of the Board of Directors, shall decide each matter considered. A Director cannot vote by proxy, or otherwise act by proxy at a meeting of the Board of Directors.

     3.06 Director Emeritus. No person shall be eligible to be elected a Director at any meeting of Shareholder held on or after the date he attains age seventy (70). The Board of Directors, at its discretion, may designate such a person who has served as a Director of the bank as a Director Emeritus upon such terms and conditions and at such compensation as may be fixed by resolution of the Board from time to time. Any Director who has attained age sixty-five (65) upon declining to stand for re-election shall likewise be eligible to be designated a Director Emeritus by the Board.

A Director Emeritus shall be entitled to receive all notices of meetings and communications to Directors, attend all meetings of the Board of Directors and to participate in discussions of the Board. However, a Director Emeritus shall not vote or be counted in determining a quorum at any meeting of directors.

                      ARTICLE IV.  OFFICERS AND EMPLOYEES

     4.01 The Officers of this association shall be a President, one or more Vice Presidents, a Cashier, and such other officers as may be appointed by the Board of Directors. The President shall be a member of the Board of Directors. The President shall be the Chairman of the Board unless the Board appoints some other Director to act in that capacity.

     4.02 The President shall hold his office for the current year for which the Board of which he shall be a member was elected, unless he shall resign, become disqualified, or be removed; and any vacancy occurring in the office of President shall be filled promptly by the Board of Directors.

     4.03 The Cashier and the subordinate officers and clerks shall be appointed to hold their offices, respectively, during the pleasure of the Board of Directors.

     4.04 Each officer and employee of the association shall give bond of suitable amount with security to be approved by the Board of Directors, conditioned for the honest and faithful discharge of his duties as such officer or employee. At the discretion of the Board, such bonds may be schedule or blanket form and the premiums shall be paid by the association. The amount of such bonds, the form of coverage, and the name of the company providing the surety therefor shall be reviewed by the Board of Directors each year at the first regular meeting of the Board following the Organization Meeting of the new Board. Action shall be taken by the Board at that time approving the amount of the bond to be provided by each officer and employee of the association for the ensuing year.

     4.05 The Chairman of the Board shall preside at all meetings of the Board of Directors and shall be an ex officio member of all Committees of the Board of Directors except the Examining Committee. He also shall serve the association in an advisory capacity and perform such other duties as may be assigned to him, from time to time, by the Board of Directors. In the absence of the Chairman of the Board, the President shall preside at all such meetings.

     4.06 The President of the association shall be the chief executive officer of the association and shall be an ex officio member of all committees of the association except the Examining Committee.

     4.07 The Vice Presidents shall assist the President in the discharge of the executive, managerial, and supervisory duties and functions of the President. In the absence of the Chairman of the Board and President or in the event of the death, inability or refusal to act, or in the event for any reason which shall be impractical for them to act personally, the Vice President (or if there be more than one, then in the order designated by the Board of Directors or President, or in the absence of any designation in the order of their election) shall perform the duties of the President and when so acting, shall have all the powers of and be subject to all of the restrictions upon the President.

     4.08 The Cashier of this association shall be responsible for all assets and documents of this association and shall keep proper records of all the transactions of the association. The Cashier shall be the Secretary of the association and shall be responsible for the minutes' book of the association, in which he shall maintain and preserve the organization papers of the association, the Articles of Association, the returns of elections, the Bylaws, the proceedings of regular and special meetings of the Board of Directors and of the Shareholders, and the reports of the Committees and Board of Directors. The minutes of each meeting shall be signed by the President and attested by the Cashier, or by the duly elected Secretary of the Board of Directors.

     4.09 There shall be a Trust Officer of this association whose duties shall be to manage, supervise and direct all the activities of the Trust Department. He shall do and perform all acts and things necessary or proper to be done or performed in carrying on the business of the Trust Department in accordance with provisions of law and regulations of the Comptroller of the Currency.

He shall act pursuant to opinion of counsel where such opinion is deemed necessary. Opinions of counsel shall be retained on file in connection with all important matters pertaining to trusts, both individual and corporate.

The Trust Officer shall be responsible for all assets and documents held by the association in connection with trust matters.

                             ARTICLE V.  COMMITTEES

     5.01 There shall be a standing committee of this association, appointed by the Board, to be known as the Loan Committee, consisting of the President, and three (3) or more other Officers or Directors, each to serve a twelve (12) month term. This committee shall have power to discount and purchase bills, notes and other evidences of debt, to buy and sell bills of exchange, to examine and approve loans and discounts, to exercise authority regarding loans and discounts held by the association, and to direct and transact all other business of the association, which properly might come before the Board of Directors, except such as the Board only, by law, is authorized to perform. The Loan Committee shall report its actions in writing at each regular meeting of the Board of Directors, which shall approve or disapprove the report and record such action in the minutes of the meeting.

     5.02 There shall be a standing committee of this association known as the Examining Committee, appointed annually by the Board of Directors. Each member of this Committee shall serve until his successor is appointed and the Committee shall consist of three (3) members of the Board of Directors, none of whom shall be active officers of the association. The duties of this committee shall be to make suitable examinations every six months of the affairs of the association. The result of such examination shall be reported, in writing, to the Board at the next regular meeting thereafter, stating whether the association is in a sound and solvent condition, whether adequate internal audit controls and procedures are being maintained, and recommending to the Board such changes in the manner of doing business, etc., as shall be deemed advisable.

The Examining Committee, upon its own recommendation and with the approval of the Board of Directors, may employ a qualified firm of Certified Public Accountants to make an examination and audit of the association. If such a procedure is followed, the one annual examination and audit of such firm of Accountants and the presentation of its report to the Board of Directors, will be deemed sufficient to comply with the requirements of this section of these Bylaws.

     5.03 There shall be a Trust Investment Committee of this association composed of three (3) or more members, who shall be capable and experienced Officers or Directors of the association. All investments of trust funds shall be made, retained or disposed of only with the approval of the Trust Investment Committee; and the Committee shall keep minutes of all its meetings, showing the disposition of all matters considered and passed upon by it. The Committee shall, promptly after the acceptance of an account for which the bank has investment responsibilities, review the assets thereof, to determine the advisability of retaining or disposing of such assets. The Committee shall conduct a similar review at least once during each calendar year thereafter and within fifteen months of the last such review. A report of all such reviews, together with the action taken as a result thereof, shall be noted in the minutes of the Committee.

As prescribed by Regulation 9 of the Comptroller of the Currency, the Board of Directors shall appoint a committee of three (3) Directors, exclusive of any active Officers of the association, which shall, at least once during each calendar year and within 15 months of the last such audit make suitable audits of the Trust Department or cause suitable audits to be made by auditors responsible only to the Board of Directors, and at such time shall ascertain whether the department has been administered in accordance with law, Regulation 9, and sound fiduciary principles. Such committee shall promptly make a full report of such audits and examination in writing to the Board of Directors of the association, together with a recommendation as to the action, if any, which may be necessary to correct any unsatisfactory conditions. A report of the audits and examination required together with the action taken thereon shall be noted in the minutes of the Board of Directors and such report shall be made a part of the records of the association.

     5.04 The Board of Directors may appoint, from time to time, other temporary committees, for such purposes and with such powers as the Board may determine.

                               ARTICLE VI.  SEAL

     6.01 The following is an impression of the Seal adopted by the Board of Directors of this association:



                                   (S E A L)



The President, each Vice President, the Cashier, the Trust Officer, the Assistant Trust Officer, and each Assistant Cashier shall have authority to affix the Corporate Seal of this association and to attest the same.

                              ARTICLE VII.  STOCK

     7.01 The stock of this association shall be assignable and transferable only on the books of this association. A stock certificate book shall be maintained in which all assignments and transfers of stock shall be made.

     7.02 Certificates of stock, signed by the President or Vice President and the Cashier or an Assistant Cashier, shall be issued to Shareholders, and when stock is transferred the certificates thereof shall be returned to the association and new certificates issued. The returned certificates shall be cancelled and preserved for record purposes. Certificates of stock shall meet the requirements of Section 5139 of the Revised Statutes and shall state upon the face thereof that the stock is transferable only upon the books of the association.

                          ARTICLE VIII.  BANKING HOURS

     8.01 This association shall be open for business, at its main office located at 321 North Main Street, from 8:30 A.M. to 5:00 P.M. each Monday through Thursday, and from 8:30 A.M. to 7:00 P.M. on each Friday. Banking hours for Branch offices and drive-up and walk-up facilities shall be determined by bank management so long as such hours conform to the laws and regulations of applicable bank regulatory agencies. Sundays and days recognized by the laws of The United States of America and the State of Wisconsin as legal holidays, this association may be closed. The hours referred to in this section shall mean Standard Time, except when Daylight Saving Time is in effect, when such stated hours shall mean Daylight Saving Time.

                     ARTICLE IX.  CONVEYANCE OF REAL ESTATE

     9.01 All transfers and conveyance of real estate, title to which is vested in this association, including real estate held as fiduciary, shall be by written instrument under the seal of this association, made pursuant to the order of the Board of Directors, and signed by the President, Vice President or Cashier.

                             ARTICLE X.  CONTRACTS

     10.01 All contracts, checks, drafts and other instruments shall be signed by the President or a Vice President, or such other officers as may be designated by the Board of Directors.

                              ARTICLE XI.  TRUSTS

     11.01  There shall be maintained in the Trust Department a file containing
(a) original instruments creating each trust, or properly authenticated copies thereof, (b) properly receipted vouchers evidencing payments and distributions under each trust, (c) properly evidenced reports to courts or others accounting for trusts, and (d) copies of all court orders in connection with trust matters.

     11.02 No trust funds shall be invested in any securities in which corporate fiduciaries located in this state may not lawfully invest except (a) in accordance with express instructions contained in the trust instrument, (b) pursuant to court order, or (c) where the trust instrument expressly provides that investments may be made without regard to otherwise applicable laws governing investments by fiduciaries.

                         ARTICLE X11.  INDEMNIFICATION

     12.01 The association may indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the association) by reason of the fact that he is or was a Director, Officer, employee or agent of the association, or is or was serving at the request of the association as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trusts or other entity or enterprise, against expenses, including attorneys' fees, judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the association or such other corporation, partnership, joint venture, trust or other entity or enterprise, and was not adjudged guilty of, or liable for, willful misconduct, gross neglect of duty, or criminal acts. The termination of any action, suit or proceeding by judgement, order, settlement, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the association or such other corporation, partnership, joint venture, trust or other entity or enterprise.

     12.02 The association may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the association or Marshall & Ilsley Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, Officer, employee or agent of the association, or is or was serving at the request of the association as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other entity or enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the association or such other corporation, partnership, joint venture, trust or other entity or enterprise, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for willful misconduct, gross neglect of duty, or criminal acts in the performance of his duty to the association or such other corporation, partnership, joint venture, trust, or other entity or enterprise.

     12.03 To the extent that a Director, Officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 12.01 or Section 12.02, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

     12.04 Any indemnification under Section 12.01 or Section 12.02, unless ordered by a court, shall be made by the association only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in
Section 12.01 or Section 12.02.  Such determination shall be made:

   (1) By the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding;

   (2) If such quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion; or

   (3)  By a majority of the shares entitled to vote thereon.

        12.05 Expenses, including attorneys' fees, incurred in defending a civil or criminal action, suit or proceeding may be paid by the association in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 12.04 upon receipt of an undertaking by or on behalf of the Director, Officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the association as authorized in this Section.

        12.06 The indemnification provided by this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of Shareholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        12.07 The association shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the association, or is or was serving at the request of the association as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other entity or enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the association would have the power to indemnify him against such liability under the provisions of this Section.

        12.08 In order for the association to obtain and retain qualified Directors, Officers, employees and agents, the foregoing provisions shall be liberally administered in order to afford maximum indemnification of Directors, Officers, employees and agents and, accordingly, the indemnification above provided for shall be granted in all cases unless to do so would clearly contravene applicable law, controlling precedent or public policy.

                      ARTICLE XIII.  EMERGENCY OPERATIONS

        13.01 In the event of an emergency declared by the President of the United States, the Governor of this State or an official in authority of this City or the persons performing their functions, and the area in which this association is situated is declared to be a disaster area and/or, by reason of the occurrence of a disaster whereby the operations of this association cannot be immediately continued at its banking quarters or by its duly elected officers and other personnel, the following Sections of these by-laws shall be in full force and effect and shall prevail over other Sections of these Bylaws to the contrary.

        13.02 Meetings and Quorums. A Valid Special Shareholders' Meeting may be held on call by the President, the Acting President, and Director of this association or by an officer of Marshall & Ilsley Corporation on three hours notice of the time and place of such meeting to each Shareholder by telegraph or telephone to the last known address of such Shareholder or in person and any Corporation action may be taken at such meeting at which the majority of the issued and outstanding shares of the association, represented in person or by proxy, shall be present. In the event of failure of communications a valid Special Shareholders' meeting may be held without call or notice by a Shareholder or Shareholders owning a majority of the issued and outstanding shares of the association represented in person or by proxy at a time and place to be determined by agreement of such Shareholders.

A valid Special Directors' Meeting may be held on call by the President, the Acting President, or any Director of this association or by any officer of Marshall & Ilsley Corporation on three hours notice of the time and place of such meeting to each Director by telegraph or telephone to the last known address of such Director or in person and three (3) or more duly elected and qualified Directors and/or "temporary" Directors shall constitute a quorum for such meeting. In the event of failure of communications a valid Special Directors' Meeting may be held without call or notice by three (3) or more duly elected and qualified Directors and/or "temporary" Directors at a time and place to be determined by agreement among them.

        13.03 In the event three (3) or more members of the Board of Directors are not present at a special meeting of the Board of Directors called in accordance with Section 13.02 of this Article, not more than three (3) "temporary" Directors (who need not be Shareholders of the association) may be appointed by the Shareholders at a special meeting held in accordance with
Section 13.02 of this Article. "Temporary" Directors, when so appointed, shall serve until a meeting of the Board of Directors at which time three (3) or more duly elected Directors are present and during such time shall have and shall exercise all of the powers of a duly elected Director.

        13.04 Alternate Office Locations. The offices of the association at which its business shall be conducted shall be the main office located at 321 North Main Street, West Bend, Wisconsin, and any other legally authorized location which may be leased or acquired by this association to carry on its business. In the event of an emergency which would render any legally authorized location of this association unsuitable for the conduct of its business, the business ordinarily conducted at such locations shall be relocated elsewhere in suitable quarters, in addition to or in lieu of the location heretofore mentioned, as may be designated by the Board of Directors or by such persons as are then conducting the affairs of this association in accordance with resolutions adopted from time to time by the Board of Directors dealing with the exercise of authority in the time of such emergency. The use of any temporarily relocated place of business of this association shall be discontinued and the operations of this association shall be returned to its legally authorized location as soon as possible.

                        ARTICLE XIV.  CHANGES IN BYLAWS

        14.01 These Bylaws may be amended upon vote of a majority of the entire Board of Directors at any meeting of the Board, provided ten (10) days' notice of the proposed amendment has been given to each member of the Board of Directors. No amendment may be made unless the Bylaw, as amended, is consistent with the requirements of the laws of the United States and of the Articles of Association. A certified copy of all amendments to these Bylaws shall be forwarded to the Comptroller of the Currency immediately after adoption.

                                   EXHIBIT 6

     Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, M&I First National Bank hereby consents, in connection with the qualification of the Indenture dated as of January 1, 1994 of Madison Gas and Electric Company securing Secured Medium-Term Notes, Series A that reports of examination of M&I First National Bank by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.


                                  M&I FIRST NATIONAL BANK



                                  By: /s/ R. T. Stephenson
                                      ------------------------------------------
                                      R. T. Stephenson, Executive Vice President


Dated:  February 25, 1994

- --------------------------------------------------------------------------------
COMPTROLLER OF THE CURRENCY
ADMINISTRATOR OF NATIONAL BANKS
- --------------------------------------------------------------------------------
REPORT OF CONDITION
- --------------------------------------------------------------------------------

Consolidating domestic subsidiaries of the
M&I FIRST NATIONAL BANK OF WEST BEND
in the state of Wisconsin, at the close of business on December 31, 1993 published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161.
Charter Number 11060, Comptroller of the Currency, 9 District.

Statement of Resources and Liabilities

- --------------------------------------------------------------------------------------------------------------------
                                                                                         Dollar Amounts in Thousands
- --------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin                                     7,361
   Interest-Bearing balances                                                                  0
Securities                                                                               50,313
Federal funds sold                                                                        2,594
Securities purchased under agreements to resell                                           3,425
Loans and lease financing receivables:
   Loans and Leases, net of unearned income                         134,140  .  .  .  .  .  .  .
   LESS: Allowance for loan and lease losses                          1,703  .  .  .  .  .  .  .
   LESS: Allocated transfer risk reserve                                  0  .  .  .  .  .  .  .
   Loans and leases, net of unearned income, allowance, and reserve                      132,437
Assets held in trading accounts                                                                0
Premises and fixed assets (including capitalized leases)                                   2,446
Other real estate owned                                                                       10
Investments in unconsolidated subsidiaries and associated companies                            0
Customers' liability to this bank on acceptances outstanding                                  39
Intangible assets                                                                            193
Other assets                                                                               2,356
Total assets                                                                             201,174

(FDIC 8040/54B 3/90)                                                  Continued

- --------------------------------------------------------------------------------
COMPTROLLER OF THE CURRENCY
ADMINISTRATOR OF NATIONAL BANKS
- --------------------------------------------------------------------------------
M&I FIRST NATIONAL BANK
REPORT OF CONDITION (Continued)
                                                     Dollar Amounts in Thousands
- --------------------------------------------------------------------------------

LIABILITIES
Deposits:
               In domestic offices                                                      175,967
                 Noninterest-bearing                                42,607  .  .  .  .  .  .  .
                 Interest-bearing                                  133,360  .  .  .  .  .  .  .
Federal funds purchased                                                                       0
Securities sold under agreements to repurchase                                            7,125
Demand notes issued to the U.S. Treasury                                                      0
Other borrowed money                                                                          0
Mortgage indebtedness and obligations under capitalized leases                                0
Bank's liability on acceptances executed and outstanding                                     39
Subordinated notes and debentures                                                             0
Other liabilities                                                                         1,667
Total liabilities                                                                       184,798
Limited-Life preferred stock and related surplus                                              0

EQUITY CAPITAL
Perpetual preferred stock and related surplus                                                 0
Common stock                                                                              2,100
Surplus                                                                                   5,808
Undivided profits and capital reserves                                                    8,468
LESS: Net unrealized loss on marketable equity securities                                     0
Total equity capital                                                                     16,376
Total liabilities, limited-life preferred stock, and equity capital                     201,174

I, OSCAR W. STEELE

SR. VICE PRESIDENT & CASHIER
of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.



 \s\ Oscar W. Steele
- ------------------------
       Signature


   February 25, 1994
- ------------------------
         Date



(FDIC 8040/54B)                                                         (PAGE 2)
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